Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
CREDIT ACCEPTANCE CORPORATION
Adopted March 3, 2022
Effective March 3, 2022
ARTICLE I
OFFICES
Section 1.01 Principal Office. The principal office of the corporation shall be at such place within or outside the State of Michigan as the Board of Directors shall determine from time to time.
Section 1.02 Other Offices. The corporation also may have offices at such other places within or outside the State of Michigan as the Board of Directors from time to time determines or the business of the corporation requires.
ARTICLE II
SEAL
Section 2.01 Seal. The corporation may have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.
ARTICLE III
CAPITAL STOCK
Section 3.01 Issuance of Shares. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the Articles of Incorporation and any requirements of the laws of the State of Michigan.
Section 3.02 Certificates for Shares; Uncertificated Shares.

(a) The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. Any such authorization will not affect shares already represented by certificates until the certificates are surrendered to the corporation.

(b) Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information that would have been required on certificates under the applicable provisions of the Michigan Business Corporation Act (the “MBCA”) if the shares had been represented by certificates.

(c) Except for shares authorized to be issued without certificates pursuant to Section 3.02(a), shares of the corporation shall be represented by certificates signed by the ~~Chairman~~Chair of the Board, the Vice ~~Chairman~~Chair of the Board, the President or a Vice President ~~of the corporation~~, and may be sealed with the seal of the corporation or a facsimile thereof. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the state of Michigan, the name of the person to whom it is issued, the number and class of shares, the designation of the series, if any, which the certificate represents, and shall set forth such other ~~provisions~~information as may be required by the laws of the State of Michigan.

Section 3.03 Transfer of Shares. The shares of the capital stock of the corporation are transferable only on the books of the corporation (a) in the case of shares represented by a certificate, upon surrender of the certificate ~~therefore~~therefor, properly endorsed for transfer, and the presentation of such ~~evidences~~evidence of ownership and validity of the assignment as the corporation may require and (b) in the case of shares issued without certificates, upon the presentation of such evidence of ownership and validity of the assignment as the corporation may require.
Section 3.04 Registered Shareholders. The corporation shall be entitled to treat the person in whose name any share of stock is registered on the books of the corporation as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.
Section 3.05 Lost ~~or~~, Destroyed or Mutilated Certificates. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve.
ARTICLE IV
SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS
Section 4.01 Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting. The Board of Directors may hold a meeting of shareholders of the corporation conducted solely by means of remote communication.
Section 4.02 Annual Meeting. The annual meeting of the shareholders of the corporation shall be held on the last Monday of the fifth calendar month after the end of the corporation’s fiscal year at 2 o’clock in the afternoon, or on such other date and at such other time as may be determined by the Board of Directors. Directors shall be elected at each annual meeting of the shareholders of the corporation, and such other business may be transacted at each annual meeting of the shareholders of the corporation as may come before ~~the~~such meeting, subject to Section 4.10 and Section 4.11.
Section 4.03 Special Meetings. Special meetings of the shareholders of the corporation may be called by the Board of Directors, the ~~Chairman~~Chair of the Board (~~if such office is filled~~or, if there is no Chair of the Board, or in case of the Chair of the Board’s absence or disability, the Chief Executive Officer) or the President and shall be called by the President or Secretary at the written request of shareholders holding a majority of the shares of stock of the corporation outstanding and entitled to vote. ~~The~~Any such request shall state the purpose or purposes for which the meeting is to be called. At a special meeting of the shareholders of the corporation, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).
Section 4.04 Notice of Meetings. Except as otherwise provided by ~~statute~~the MBCA, written notice of the time, place and purposes of a meeting of the shareholders of the corporation shall be given not less than 10 nor more than 60 days before the date of ~~the~~such meeting to each shareholder of record entitled to vote at ~~the~~such meeting~~, either personally or by mailing such notice to his last address as it appears on the books of the corporation~~. No notice need be given of an adjourned meeting of the shareholders of the corporation provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this ~~Bylaw~~Section 4.04.
Section 4.05 Record Dates. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of the shareholders of the corporation or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed for a meeting of the shareholders of the corporation shall not be more than 60 nor less than 10 days before the date of ~~the~~such meeting, nor more than 60 days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this ~~Bylaw~~Section 4.05 shall affect the rights of a shareholder and his or her transferee or transferor as between themselves.
Section 4.06 List of Shareholders. The Secretary ~~of the corporation~~ or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a ~~shareholders’~~ meeting of the shareholders of the corporation or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of ~~the~~such meeting; be subject to inspection by any shareholder during the whole time of ~~the~~such meeting; and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at ~~the meeting.~~ such meeting. If a meeting of the shareholders of the corporation is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entirety of such meeting by posting the list on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of such meeting.
Section 4.07 Quorum. Unless a greater or lesser quorum is required in the Articles of Incorporation or by the laws of the State of Michigan, the shareholders present at a meeting of the shareholders of the corporation in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this ~~Bylaw~~Section 4.07 applies in determining the presence of a quorum of such class or series for transaction of such item of business. Once a quorum shall have been determined to be present at a meeting of the shareholders of the corporation, the shareholders present in person or by proxy at such meeting may continue to do business at such meeting until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
Section 4.08 Proxies.
(a) A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for the shareholder by proxy. ~~A proxy shall be signed by the shareholder or the shareholder’s authorized agent or representative and shall not be~~
(b) Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy, the following methods constitute a valid means by which a shareholder may grant authority to another person to act as proxy:
(i) The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature.
(ii) Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors of election, or, if there are no inspectors, the persons making the determination, shall specify the information upon which they relied.
(c) A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a shareholder may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.
(d) A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the ~~laws of the State of Michigan~~MBCA.
Section 4.09 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote of the shareholders, unless otherwise provided in the Articles of Incorporation. Votes shall be cast in writing and ~~signed~~validly authorized and transmitted by the shareholder or the shareholder’s proxy. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by the Articles of Incorporation or by the laws of the State of Michigan. Unless otherwise provided in the articles of incorporation, abstaining from a vote or submitting a ballot marked “abstain” with respect to an action is not a vote cast on that action. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.
Section 4.10. Nature of Business at Meetings of Shareholders.

(a) Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 4.11) may be transacted at an annual meeting of the shareholders of the corporation as is either (i) specified in the notice of such annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before such annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before such annual meeting by any shareholder of the corporation (A) that is a shareholder of record on the date of the giving by such shareholder of the notice provided for in this Section 4.10 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (B) that complies with the notice procedures set forth in this Section 4.10.
(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting of the shareholders of the corporation by a shareholder of the corporation, such shareholder must have given timely notice thereof in proper written form to the Secretary.
To be timely, a shareholder’s notice to the Secretary of business proposed to be brought by such shareholder before the 2022 annual meeting of the shareholders of the corporation must be delivered to or be mailed to and received by the Secretary at the principal office of the corporation not earlier than February 8, 2022, and not later than March 10, 2022. To be timely, a shareholder’s notice to the Secretary of business proposed to be brought by such shareholder before an annual meeting of the shareholders of the corporation following the 2022 annual meeting of the shareholders of the corporation must be delivered to or be mailed to and received by the Secretary at the principal office of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders of the corporation; provided, however, that, in the event that the annual meeting of the shareholders of the corporation to which such notice relates is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by such shareholder in order to be timely must be so delivered or mailed and received not later than the close of business on the tenth (10th) day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting of the shareholders of the corporation, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided above in this Section 4.10(b).
To be in proper written form, a shareholder’s notice to the Secretary of business proposed to be brought by such shareholder before an annual meeting of the shareholders of the corporation must set forth the following information:
(i) as to each matter such shareholder proposes to bring before such annual meeting, a brief description of the business desired to be brought before such annual meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at such annual meeting;
(ii) a representation that such shareholder intends to appear in person or by proxy at such annual meeting to bring such business before the meeting; and
(iii) as to such shareholder and the beneficial owner, if any, on whose behalf such business is proposed to be brought before such annual meeting or any such proposal regarding such business is being made, (A) the name and address of such person;

(B) (1) the class or series and number of all shares of stock of the corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (C) a description of all agreements, arrangements or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (I) the corporation or (II) such business or any such proposal regarding such business, including any material interest in, or anticipated benefit from, such business or proposal on the part of such person or any affiliates or associates of such person; and (D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to such business proposed to be brought by or on behalf of such person before such annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
(c) A shareholder giving notice of business proposed to be brought before an annual meeting of the shareholders of the corporation shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.10 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of such annual meeting, and such update and supplement shall be delivered to or be mailed to and received by the Secretary at the principal office of the corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such annual meeting.
(d) No business shall be conducted at any annual meeting of the shareholders of the corporation except business brought before such annual meeting in accordance with the procedures set forth in this Section 4.10; provided, however, that, once business has been properly brought before such annual meeting in accordance with such procedures, nothing in this Section 4.10 shall be deemed to preclude discussion by any shareholder of any such business. If the chairperson of an annual meeting of the shareholders of the corporation determines that business was not properly brought before such annual meeting in accordance with such procedures, such chairperson shall declare to such meeting that such business was not properly brought before such meeting, and such business shall not be transacted.
(e) Nothing contained in this Section 4.10 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 4.11. Nomination of Directors.

(a) Only persons who are nominated in accordance with the procedures set forth in this Section 4.11 shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of the shareholders of the corporation, or at any special meeting of the shareholders of the corporation called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the corporation (A) that is a shareholder of record on the date of the giving by such shareholder of the notice provided for in this Section 4.11 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting or special meeting and (B) that complies with the notice procedures set forth in this Section 4.11.
(b) In addition to any other applicable requirements, for a nomination of persons for election to the Board of Directors to be made by a shareholder of the corporation at any annual meeting of the shareholders of the corporation or at any special meeting of the shareholders of the corporation called for the purpose of electing directors, such shareholder must have given timely notice thereof in proper written form to the Secretary.
To be timely, a shareholder’s notice to the Secretary of the nomination of persons for election to the Board of Directors to be made by such shareholder at the 2022 annual meeting of the shareholders of the corporation must be delivered to or be mailed to and received by the Secretary at the principal office of the corporation not earlier than February 8, 2022, and not later than March 10, 2022. To be timely, a shareholder’s notice to the Secretary of the nomination of persons for election to the Board of Directors to be made by such shareholder at an annual meeting of the shareholders of the corporation following the 2022 annual meeting of the shareholders of the corporation or at a special meeting of the shareholders of the corporation called for the purpose of electing directors must be delivered to or be mailed to and received by the Secretary at the principal office of the corporation (i) in the case of an annual meeting of the shareholders of the corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders of the corporation; provided, however, that, in the case of such a nomination to be made by such shareholder at an annual meeting of the shareholders of the corporation, in the event that such annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by such shareholder in order to be timely must be so delivered or mailed and received not later than the close of business on the tenth (10th) day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of the shareholders of the corporation called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of such special meeting was given or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting of the shareholders of the corporation or a special meeting of the shareholders of the corporation called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided above in this Section 4.11(b).
To be in proper written form, a shareholder’s notice to the Secretary of the nomination of persons for election to the Board of Directors to be made by such shareholder at an annual meeting of the shareholders of the corporation or at a special meeting of the shareholders of the corporation called for the purpose of electing directors must set forth the following information:

(i) as to each person whom the shareholder proposes to nominate for election as a director:
(A) the name, age, business address and residence address of such person;
(B) the principal occupation or employment of such person;
(C) (1) the class or series and number of all shares of stock of the corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation;
(D) such person’s written representation and agreement that such person (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed to the corporation in such representation and agreement, (3) intends, if elected as a director of the corporation, to serve as a director of the corporation for the term for which he or she is so elected and (4) in such person’s individual capacity, would be in compliance and will comply, if elected as a director of the corporation, with all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD and stock ownership and trading policies and guidelines of the corporation and all applicable publicly disclosed codes of conduct and ethics of the corporation; and
(E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the corporation at such annual meeting or special meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and
(ii) as to such shareholder, and the beneficial owner, if any, on whose behalf such nomination is to be made:

(A) the name and record address of such shareholder and the name and principal place of business of such beneficial owner;
(B) (1) the class or series and number of all shares of stock of the corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation;
(C) a description of (1) all agreements, arrangements or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (2) all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the corporation or their ownership of capital stock of the corporation, and (3) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person or any affiliates or associates of such person;
(D) a representation that such shareholder intends to appear in person or by proxy at such annual meeting or special meeting to nominate the persons named in such notice; and
(E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors of the corporation at such annual meeting or special meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
and must be accompanied, for each proposed nominee to which such notice relates, by a written consent of such proposed nominee to being named in the corporation’s proxy materials as a nominee and to serving as a director if elected and a written questionnaire (the form of which questionnaire shall be provided by the Secretary upon written request), completed and duly executed by such proposed nominee, with respect to the background and qualification of such proposed nominee.
In addition to the information required or requested pursuant to the immediately preceding paragraph or any other provision of these Bylaws, the corporation may require any nominee or proposed nominee for election to the Board of Directors to furnish any other information (x) that may reasonably be requested by the corporation to determine whether such nominee or proposed nominee would be independent under the rules and listing standards of the securities exchanges upon which shares of the corporation are listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors; (y) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee or proposed nominee; or (z) that may reasonably be requested by the corporation to determine the eligibility of such nominee or proposed nominee to serve as a director of the corporation.
(c) A shareholder giving notice of any nomination of persons for election to the Board of Directors proposed to be made at an annual meeting of the shareholders of the corporation or at a special meeting of the shareholders of the corporation called for the purpose of electing directors shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.11 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of such annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed to and received by the Secretary at the principal office of the corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such annual meeting or special meeting.
(d) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 4.11, including, without limitation, compliance by such person with any requirement to furnish information pursuant to the last paragraph of Section 4.11(b). If the chairperson of an annual meeting of the shareholders of the corporation or a special meeting of the shareholders of the corporation called for the purpose of electing directors determines that a nomination of person for election to the Board of Directors at such meeting was not made in accordance with such procedures, such chairperson shall declare to such meeting that such nomination was defective, and such defective nomination shall be disregarded.
Section 4.12 Participation in Meeting by Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxy holders not physically present at a meeting of the shareholders of the corporation may participate in such meeting by conference telephone or other means of remote communication and shall be considered present in person and may vote at such meeting, whether such meeting is held at a designated place or solely by means of remote communication, provided that all participants are advised of the means of remote communication and (a) the corporation implements reasonable measures to verify that each person considered present and permitted to vote at such meeting by means of remote communication is a shareholder or proxy holder; (b) the corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in such meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of such meeting substantially concurrently with such proceedings; and (c) if any shareholder or proxy holder votes or takes other action at such meeting by means of remote communication, a record of such vote or other action is maintained by the corporation.
Section 4.13 Conduct, Adjournment and Postponement of Meetings.
(a) At each meeting of the shareholders of the corporation, the Chair of the Board or, in the absence of the Chair of the Board, the Chief Executive Officer, or such person as may be appointed by the Board of Directors to preside at such meeting shall preside as the chairperson of such meeting.

(b) The Board of Directors may to the extent not prohibited by law adopt such rules, regulations and procedures for the conduct of any meeting of the shareholders of the corporation as it shall deem appropriate. Except to the extent inconsistent with any such rules, regulations or procedures applicable to a meeting of the shareholders of the corporation, the chairperson of such meeting of the shareholders of the corporation shall determine the order of business at such meeting and shall have the authority to establish rules, regulations and procedures for the conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or established by the chairperson of such meeting, may include, without limitation, to the extent not prohibited by law, the following: (i) the establishment of an agenda or order of business for such meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at such meeting; (iii) rules and procedures for maintaining order at such meeting and the safety of those present; (iv) limitations on attendance at or participation in such meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of such meeting shall determine; (v) restrictions on entry to such meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) restrictions on or prohibition of the use of mobile phones, audio or video recording devices and similar devices at such meeting. The chairperson of a meeting of the shareholders of the corporation shall determine all questions of order or procedure for such meeting, and such determinations shall be final and binding.
(c) The chairperson of a meeting of the shareholders of the corporation may adjourn such meeting from time to time, regardless of whether a quorum is present.
(d) Any previously scheduled meeting of the shareholders of the corporation may be postponed by resolution of the Board of Directors, or by any officer or director designated by the Board of Directors, upon public notice given prior to the time previously scheduled for such meeting.
~~4.12~~Section 4.14. Certain Definitions. For purposes of this Article IV, unless otherwise indicated, the terms “affiliate” and “associate” shall have the meanings ascribed to them in Section 776 of the ~~Michigan Business Corporation Act~~MBCA.
ARTICLE V
DIRECTORS
Section 5.01 Number. The business and affairs of the corporation shall be managed by a Board of Directors of not less than one nor more than eleven directors as shall be fixed from time to time by the Board of Directors. The directors need not be residents of Michigan or shareholders of the corporation.
Section 5.02 Election, Resignation and Removal. Directors shall be elected at each annual meeting of the shareholders of the corporation , each to hold office until the next annual meeting of the shareholders of the corporation and until the director’s successor is elected and qualified, or until the director’s resignation or removal. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation. A director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.
Section 5.03 Vacancies. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless filled by proper action of the shareholders of the corporation. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders.
Section 5.04 Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders of the corporation, or within three (3) days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the Board of Directors may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by consent resolution.
Section 5.05 Regular and Special Meetings. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board of Directors may be called by the ~~Chairman~~Chair of the Board (~~if such office is filled~~or, if there is no Chair of the Board, or in case of the Chair of the Board’s absence or disability, the Chief Executive Officer) or the President and shall be called by the President or the Secretary upon the written request of any two directors. Regular meetings of any committee of the Board of Directors may be held at such times and places as the majority of the members of such committee may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the members of such committee. Special meetings of any committee of the Board of Directors may be called by the chairperson of such committee, if there be one, or the President and shall be called by the President or the Secretary upon the written request of any two directors serving on such committee.

Section 5.06 Notices. No notice shall be required for annual or regular meetings of the Board of Directors or any committee thereof or for adjourned meetings of the Board of Directors or any committee thereof, whether regular or special. ~~Twenty-four hours written notice, or by telephone or electronic transmission, shall be given for special meetings of the Board, and such notice shall state the time, place and purpose or purposes of the~~Written or telephonic notice of any special meeting of the Board of Directors or any committee thereof stating the time and place of such meeting shall be given to each director (or, in the case of a committee, to each member of such committee) not less than twenty-four (24) hours, or such shorter period as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, before the time of such meeting.

Section 5.07 Quorum. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board of Directors or of the committee, except as a larger vote may be required by the ~~laws of the State of Michigan~~Articles of Incorporation, these Bylaws or the MBCA. A member of the Board of Directors or of a committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with the other participants. Participation in a meeting in this manner constitutes presence in person at the meeting.
Section 5.08 Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, appoint three or more members of the Board of Directors as an executive committee to exercise all powers and authorities of the Board of Directors in management of the business and affairs of the corporation, except that

~~the~~such committee shall not have power or authority to (a) amend the Articles of Incorporation (except that such committee may establish a series of Preferred Stock and prescribe the relative rights, powers, preferences. limitations and restrictions the shares of such series as permitted to be established by the Board of Directors in accordance with the Articles of Incorporation); (b) adopt an agreement of merger ~~or consolidation~~, conversion or share exchange; (c) recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets; (d) recommend to shareholders a dissolution of the corporation or revocation of a dissolution; (e) amend these Bylaws; (f) fill vacancies in the Board of Directors; or (g) unless expressly authorized by the Board of Directors, declare a distribution or dividend or authorize the issuance of ~~stock~~shares.
The Board of Directors from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board of Directors in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.
Section 5.09 Dissents. A director who is present at a meeting of the Board of Directors, or a committee thereof of which the director is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless the director’s dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary ~~of the corporation~~ promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board of Directors, or a committee thereof of which the director is a member, at which any such action is taken is presumed to have concurred in the action unless the director files a written dissent with the Secretary ~~of the corporation~~ within a reasonable time after the director has knowledge of the action.

Section 5.10 Compensation. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.
Section 5.11 Chair of the Board; Vice Chair of the Board. The Board of Directors may elect from its members a Chair of the Board, who shall hold such position at the pleasure of the Board of Directors and shall perform such duties and may exercise such powers as from time to time may be assigned to the Chair of the Board by the Board of Directors or these Bylaws. Except as otherwise determined by the Board of Directors, the Chair of the Board shall preside at all meetings of the shareholders at which the Chair of the Board is present as the chairperson thereof and shall preside at all meetings of the Board of Directors at which the Chair of the Board is present. The Board of Directors may elect from its members a Vice Chair of the Board, who shall hold such position at the pleasure of the Board of Directors and shall perform such duties and may exercise such powers as from time to time may be assigned to the Vice Chair of the Board by the Board of Directors or these Bylaws.
ARTICLE VI
NOTICES, WAIVERS OF NOTICE AND MANNER OF ACTING
Section 6.01 Notices. All notices of meetings required to be given to shareholders, directors, or any committee of directors may be given personally or by mail to any shareholder, director, or committee member at his or her last address as it appears on the books of the corporation or by electronic transmission, but in the case of shareholders, only in the form consented to by the shareholder. ~~The~~Such a notice shall be deemed to be given at the time it is mailed or otherwise dispatched or, if given by electronic transmission, when electronically transmitted to the person entitled to the notice, but in the case of ~~shareholders~~notice given by electronic transmission to a shareholder only if sent in a manner authorized by the shareholder. Telephonic notice may also be given for special meetings of the ~~board of directors~~Board of Directors or committees thereof as provided in Section 5.06. Where a notice of a meeting is required or permitted by the MBCA or these Bylaws to be given in writing, electronic transmission is written notice. If a shareholder or proxy holder may be present and vote at a meeting of the shareholders of the corporation by remote communication, the means of remote communication allowed shall be included in such notice.
Section 6.02 Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telecopy, telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. ~~Attendance of a person at any~~A shareholder's attendance at a meeting of the shareholders~~, in person or by proxy, or at any meeting of directors or of a committee of directors,~~ of the corporation constitutes a waiver of objection to lack of notice or defective notice of ~~the~~such meeting ~~except when the person attends the meeting for the express purpose of objecting,~~, unless such shareholder at the beginning of ~~the meeting, to the transaction of any business because the meeting is not lawfully called or convened.~~ such meeting objects to holding such meeting or transacting business at such meeting. A director's attendance at or participation in a meeting of the Board of Directors or a committee thereof waives any required notice to him or her of such meeting unless he or she at the beginning of such meeting, or upon his or her arrival, objects to such meeting or the transacting of business at such meeting and does not thereafter vote for or assent to any action taken at such meeting.
Section 6.03 Action Without a Meeting. Except as may be provided otherwise in the Articles of Incorporation ~~for~~with respect to action to be taken by shareholders, any action required or permitted at any meeting of shareholders or directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the shareholders or directors or committee members entitled to vote thereon consent thereto in writing.
ARTICLE VII
OFFICERS
Section 7.01 Number. The officers of the corporation shall be elected or appointed by the Board of Directors. The Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and may ~~select a Chairman of the Board, a Vice Chairman of the Board,~~elect or appoint a Chief Executive Officer, a Chief Operating Officer ~~and~~, one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers and such other officers as may be determined by the Board of Directors. Any two or more of the above offices, except those of President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged, or verified by ~~one~~two or more officers.

Section 7.02 Term of Office, Resignation and Removal. An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board of Directors with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights.
Section 7.03 Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.
Section 7.04 Authority. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.
ARTICLE VIII
DUTIES OF OFFICERS
~~8.01 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors at which the Chairman is present.~~
~~8.02~~Section 8.01 Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect and shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and organizations held by the corporation. The Chief Executive Officer shall preside at all meetings of the shareholders ~~and of the~~at which the Chair of the Board is not present as the chairperson thereof, in each case unless the Board of Directors ~~at which the Chairman is not present, shall have the power to act on behalf of and perform the duties and exercise the powers and authorities of the Chairman in case of the Chairman’s absence or disability~~appoints another person to preside as the chairperson, and may execute any documents in the name of the corporation. The Chief Executive Officer shall be ex officio a member of all management committees.
~~8.03~~Section 8.02 President. The President of the corporation shall direct and coordinate the activities of the organization in accordance with policies, goals and objectives established by the Chief Executive Officer. The President shall assist the Chief Executive Officer in seeing that all orders and resolutions of the Board of Directors are carried into effect. ~~He~~The President may execute any documents in the name of the corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or delegated by the Chief Executive Officer.
~~8.04~~Section 8.03 Chief Operating Officer. The Chief Operating Officer of the corporation shall direct and coordinate the activities of the organization in accordance with policies, goals and objectives established by the Chief Executive Officer. The Chief Operating Officer shall assist the Chief Executive Officer in seeing that all orders and resolutions of the Board of Directors are carried into effect. The Chief Operating Officer may execute any documents in the name of the corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or delegated by the Chief Executive Officer.
~~8.05 Vice-Presidents~~Section 8.04 Vice Presidents. The Vice Presidents, in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.
~~8.06~~Section 8.05 Secretary. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the Secretary, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries, unless the Board disapproves such delegation. A person holding the office of Corporate Secretary shall, unless the Board of Directors determines otherwise, be deemed to be the Secretary.
~~8.07~~Section 8.06 Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the Chief Executive Officer and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless the Board of Directors disapproves such delegation. A person holding the office of Chief Treasury Officer shall, unless the Board of Directors determines otherwise, be deemed to be the Treasurer.
~~8.08~~Section 8.07 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary’s absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the Treasurer’s absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the ~~Chairman, Chief Executive Officer.~~ Secretary and Treasurer, respectively, and also such duties as the Chief Executive Officer or the Board of Directors may prescribe.
ARTICLE IX
SPECIAL CORPORATE ACTS
Section 9.01 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 9.02 Contracts and Conveyances. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the ~~Chairman of the Board~~Chief Executive Officer, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.
ARTICLE X
BOOKS AND RECORDS
Section 10.01 Maintenance of Books and Records. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation’s business and affairs, such minutes of the proceedings of its shareholders, the Board of Directors and committees thereof, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board of Directors shall determine.
Section 10.02 Reliance on Books and Records. In discharging his or her duties, a director or an officer of the corporation is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following: (a) one or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control whom the director or officer reasonably believes to be reliable and competent in the matters presented, (b) legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence, or (c) a committee of the Board of Directors of which he or she is not a member if the director or officer reasonably believes the Committee merits confidence. A director or officer is not entitled to rely on such information if he or she has knowledge concerning the matter in question that makes such reliance unwarranted.
ARTICLE XI
INDEMNIFICATION
Section 11.01 Nonderivative Actions. Subject to all of the other provisions of this Article XI, the corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person (i) did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful, or (iii) received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the ~~Michigan Business Corporation Act~~MBCA or intentionally committed a criminal act.
Section 11.02 Derivative Actions. Subject to all of the provisions of this Article XI, the corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which the person has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred. The termination of any action or suit by settlement shall not, of itself, create a presumption that the person (i) did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, or (ii) received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the ~~Michigan Business Corporation Act~~MBCA or intentionally committed a criminal act.
Section 11.03 Expenses of Successful Defense. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in ~~Sections~~Section 11.01 or Section 11.02, or in defense of any claim, issue, or matter in the action, suit or proceeding, the corporation shall indemnify such director or officer against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Section 11.03.
Section 11.04 Definitions. For the purposes of ~~Sections~~Section 11.01 and Section 11.02, “other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the corporation or its shareholders” as referred to in ~~Sections~~Section 11.01 and Section 11.02.
Section 11.05 Contract Right; Limitation on Indemnity. The right to indemnification conferred in Article XI shall be a contract right and shall apply to services of a director or officer as an employee or agent of the corporation as well as in the person’s capacity as a director or officer. Except as otherwise expressly provided in this Article XI, the corporation shall have no obligation under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the Board of Directors.
Section 11.06 Determination That Indemnification Is Proper. (a) Any indemnification under ~~Sections~~Section 11.01 or Section 11.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in ~~Sections~~Section 11.01 or Section 11.02, whichever is applicable, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:
(1) by a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding;
(2) if a quorum cannot be obtained under clause (1), by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

(3) if the corporation has one or more “independent directors” (as defined in Section 107(3) of the ~~Michigan Business Corporation Act (“~~MBCA~~”)~~) who are not parties or threatened to be made parties to the action, suit or proceeding, by a unanimous vote of all such directors;
(4) by independent legal counsel in a written opinion, which counsel is selected by the Board of Directors or a committee as provided in ~~clauses~~clause (1) or clause (2) above, or if a quorum cannot be obtained under clause (1) and a committee cannot be designated under clause (2), by the Board of Directors; or
(5) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted on the determination.
(b) To the extent that the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to MBCA Section 209, the corporation shall indemnify a director for the expenses and liabilities described below without a determination that the director has met the standard of conduct set forth in MBCA Sections 561 and 562, but no indemnification may be made except to the extent authorized in MBCA Section 564c, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated MBCA Section 551, or intentionally violated criminal law. In connection with an action or suit by or in the right of the corporation, as described in Section 11.02, indemnification under this Section 11.06(b) may be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the corporation, as described in Section 11.02, indemnification under this Section 11.06(b) may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred. If this Section 11.06(b) requires indemnification of a director without a determination that the director has met the standard of conduct set forth in MBCA Sections 561 and 562, the corporation hereby waives its right to raise the director’s failure to meet such standard of conduct as a defense to an action brought by the director or as grounds for a claim to recover advances made by the corporation pursuant to this Article XI and any such failure shall not be raised by or on behalf of the corporation.
Section 11.07 Authorizations of Payment.
Authorizations of payment under ~~Sections~~Section 11.01 ~~and~~or Section 11.02 of these Bylaws shall be made in any of the following ways:
(a) by the Board of Directors:
(1) if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum);
(2) by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;
(3) if the corporation has one or more “independent directors” (as defined in MBCA Section 107(3)) who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose; or

(4) if there are no “independent directors” and less than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the Board of Directors provided in these Bylaws, in which authorization all directors may participate; or
(b) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted on the authorization.
Section 11.08 Proportionate Indemnity. If a person is entitled to indemnification under ~~Sections~~Section 11.01 or Section 11.02 for a portion of expenses, including attorney fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the person is entitled to be indemnified.
Section 11.09 Expense Advance. The corporation shall pay or reimburse the reasonable expenses incurred by a person referred to in ~~Sections~~Section 11.01 or Section 11.02 who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking executed personally, or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required by the MBCA for the indemnification of the person under the circumstances. An evaluation of reasonableness under this Section 11.09 shall be made as specified in Section 11.06, and authorizations shall be made in the manner specified in Section 11.07, unless the advance is mandatory. A provision in the articles of incorporation, these ~~bylaws~~Bylaws, a resolution by the Board of Directors or the shareholders or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.
Section 11.10 Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article XI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.
Section 11.11 Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.
Section 11.12 Former Directors and Officers. The indemnification provided in Article XI continues for a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person.
Section 11.13 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify the person against the liability under these ~~bylaws~~Bylaws or applicable law. If the articles of incorporation include a provision eliminating or limiting the liability of a director pursuant to MBCA Section 209(1)(c), such insurance may be purchased from an insurer owned by the corporation, but such insurance may insure against monetary liability to the corporation or its shareholders only to the extent to which the corporation could indemnify the director under Section 11.06(b).
Section 11.14 Changes in Michigan Law. If there is any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of this Article XI, then the indemnification to which any person shall be entitled under this Article XI shall be determined by the changed provisions, but only to the extent that the change permits the corporation to provide broader indemnification rights than the provisions permitted the corporation to provide before the change. Subject to Section 11.15, the Board of Directors is authorized to amend these bylaws to conform to any such changed statutory provisions.
Section 11.15 Amendment or Repeal of Article XI. No amendment or repeal of this Article XI shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal.
ARTICLE XII
AMENDMENTS
Section 12.01 Amendments. Subject to Section ~~11.14, the~~11.15, these Bylaws ~~of the corporation~~ may be amended, altered or repealed, in whole or in part, by the shareholders or by the Board of Directors at any meeting duly held in accordance with these Bylaws~~, provided that notice of the meeting includes notice of the proposed amendment, alteration or repeal.~~. Amendment of the Bylaws by the Board of Directors requires the vote of not less than a majority of the members of the Board of Directors then in office.
~~ARTICLE XIII~~
~~CONTROL SHARES AND~~
~~CONTROL SHARE ACQUISITIONS~~
~~13.01 Control Share Acquisitions. The corporation is subject to Chapter 7B, “Control Share Acquisitions,” of the Michigan Business Corporation Act, effective on the first day on which the corporation has 100 or more shareholders of record. As long as the corporation is subject to Chapter 7B, shares of capital stock of the corporation constituting “control shares” acquired in “control share acquisitions” (as defined in Chapter 7B) have the same voting rights as were accorded the shares before the “control share acquisition” only to the extent granted by resolution approved by the shareholders of the Company in accordance with Chapter 7B.~~
~~13.02 Redemption of Control Shares. Control shares as to which all of the following conditions are met may be redeemed by the corporation, upon approval by the Board of Directors, at any time after such conditions have been met:~~
~~(a) (i) An acquiring person statement has been filed with the corporation, a meeting of the shareholders of the corporation has been held at which the voting rights of the control shares have been submitted to the shareholders for a vote, and the shareholders do not grant full voting rights to the control shares; or~~
~~(ii) If an “acquiring person statement” (as such term appears in Section 795 of the Michigan Business Corporation Act) has not been filed with the corporation with respect to a control share acquisition and the redemption is completed during the period ending 60 days after the~~

~~last acquisition of control shares, or the power to direct the exercise of voting power of control shares, by the acquiring persons; and~~
~~(b) The consideration to be paid for the control shares consists of cash, property or securities of the corporation, or any combination thereof, including shares of capital stock of the corporation or debt obligations of the corporation; and~~
~~(c) The price to be paid for the control shares does not exceed the fair value of the shares, as determined by the Board of Directors, which value shall not be less than the highest price paid per share by the acquiring person in the control share acquisition.~~
~~13.03 Procedures. The Board of Directors may, by resolution, adopt procedures for the giving of notice of such redemption to the “acquiring person” and for the delivery of certificates representing the control shares to be acquired in exchange for the corporation’s payment of fair value therefor.~~